                                                                    EXHIBIT 99.2


                          INDEPENDENT AUDITORS' REPORT

The Board of Directors
Summit Family Restaurants Inc.:

     We have audited the accompanying balance sheets of North's Restaurants (a Division of North's Restaurants, Inc.) as of June 30, 1996 and 1997, and the related statements of operations and division's deficit and cash flows for each of the years in the three-year period ended June 30, 1997. These financial statements are the responsibility of North's Restaurants, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of North's Restaurants (a Division of North's Restaurants, Inc.) as of June 30, 1996 and 1997, and the results of its operations and its cash flows for each of the years in the three-year period ended June 30, 1997 in conformity with generally accepted accounting principles.

                                          KPMG PEAT MARWICK LLP

Portland, Oregon
September 9, 1997

                              NORTH'S RESTAURANTS
                   (A DIVISION OF NORTH'S RESTAURANTS, INC.)

                                 BALANCE SHEETS

                                     ASSETS

                                                                    JUNE 30,         JUNE 30,
                                                                      1996             1997
                                                                   -----------     ------------
Cash and cash equivalents........................................  $    40,910     $     17,683
Trade accounts receivable........................................        3,414           18,108
Inventories......................................................       73,111           68,707
Preopening costs, net............................................       33,761               --
                                                                   ------------    ------------
          Total current assets...................................      151,196          104,498
Property and equipment, net (note 2).............................    4,727,210        4,365,870
Other assets.....................................................       16,106           16,939
                                                                   ------------    ------------
                                                                   $ 4,894,512     $  4,487,307
                                                                   ============    ============

                              LIABILITIES AND DIVISION'S DEFICIT
Current portion of North's Restaurants, Inc. company debt for
  which Division is jointly and severally liable (note 3)........  $ 3,892,082     $ 12,416,558
Accounts payable.................................................      354,557          389,673
Other accrued expenses...........................................      293,205          318,345
                                                                   ------------    ------------
          Total current liabilities..............................    4,539,844       13,124,576
North's Restaurants, Inc. company debt for which Division is jointly and severally liable, net of debt issuance costs, less
  current portion (note 3).......................................    8,553,302        1,300,000
                                                                   ------------    ------------
          Total liabilities......................................   13,093,146       14,424,576
                                                                   ------------    ------------
Division's deficit:
  Division's equity..............................................    4,246,750        3,779,289
  North's Restaurants, Inc. company debt for which Division is jointly and severally liable, net of debt issuance costs
     (note 3)....................................................  (12,445,384)     (13,716,558)
                                                                   ------------    ------------
          Net Division's deficit.................................   (8,198,634)      (9,937,269)
Commitments and contingencies (note 5)
                                                                   ------------    ------------
                                                                   $ 4,894,512     $  4,487,307
                                                                   ============    ============

                See accompanying notes to financial statements.

                              NORTH'S RESTAURANTS
                   (A DIVISION OF NORTH'S RESTAURANTS, INC.)

                STATEMENTS OF OPERATIONS AND DIVISION'S DEFICIT

                                                                 YEAR ENDED JUNE 30,
                                                     --------------------------------------------
                                                        1995            1996             1997
                                                     -----------     -----------     ------------
Total revenues.....................................  $ 7,762,322     $10,533,999     $ 10,460,347
                                                     -----------     ------------    ------------
Costs and expenses:
  Food costs.......................................   (2,710,982)     (3,792,056)      (3,902,672)
  Labor costs......................................   (2,317,741)     (3,203,674)      (3,137,537)
  Occupancy and other expenses.....................   (1,301,373)     (1,786,573)      (1,901,602)
  General and administrative expenses..............     (810,362)     (1,022,339)      (1,012,619)
  Depreciation and amortization....................     (346,650)       (613,260)        (530,059)
                                                     -----------     ------------    ------------
          Total costs and expenses.................   (7,487,108)    (10,417,902)     (10,484,489)
                                                     -----------     ------------    ------------
Income (loss) from operations......................      275,214         116,097          (24,142)
Interest expense...................................     (212,842)       (459,407)        (591,889)
                                                     -----------     ------------    ------------
Income (loss) before income tax expense benefit
  (provision)......................................       62,372        (343,310)        (616,031)
Income tax expense benefit (provision) (note 4)....      (24,013)        128,558           59,396
                                                     -----------     ------------    ------------
Net income (loss)..................................       38,359        (214,752)        (556,635)
Division's deficit at beginning of year............   (2,434,748)     (5,422,526)      (8,198,634)
Contributions......................................    2,345,244       1,091,886           89,174
Net additions in North's Restaurants, Inc. company
  debt for which Division is jointly and severally
  liable...........................................   (5,371,381)     (3,653,242)      (1,271,174)
                                                     -----------     ------------    ------------
Division's deficit at end of year..................  $(5,422,526)    $(8,198,634)    $ (9,937,269)
                                                     ===========     ============    ============

                See accompanying notes to financial statements.

                              NORTH'S RESTAURANTS
                   (A DIVISION OF NORTH'S RESTAURANTS, INC.)

                            STATEMENTS OF CASH FLOWS

                                                                  YEAR ENDED JUNE 30,
                                                       -----------------------------------------
                                                          1995            1996           1997
                                                       -----------     -----------     ---------
Cash flows from operating activities:
  Net income (loss)..................................  $    38,359     $  (214,752)    $(556,635)
  Adjustments to reconcile net income (loss) to net
     cash provided by operating activities:
     Depreciation and amortization...................      346,650         613,260       530,059
     Changes in operating assets and liabilities:
       Trade accounts receivable.....................      (48,633)         49,314       (14,694)
       Inventories...................................       (9,265)        (27,680)        4,404
       Preopening costs..............................      (99,909)       (169,093)           --
       Other assets..................................       28,379              40          (833)
       Accounts payable and accrued expenses.........      368,059         (17,419)       60,256
                                                       -----------     -----------     ---------
          Net cash provided by operations............      623,640         233,670        22,557
                                                       -----------     -----------     ---------
Cash flows from investing activities:
  Capital expenditures...............................   (2,937,638)     (1,321,025)     (134,958)
                                                       -----------     -----------     ---------
Cash flows from financing activities:
  Contributions......................................    2,345,244       1,091,886        89,174
                                                       -----------     -----------     ---------
          Net increase (decrease) in cash and cash
            equivalents..............................       31,246           4,531       (23,227)
Cash and cash equivalents at beginning of year.......        5,133          36,379        40,910
                                                       -----------     -----------     ---------
Cash and cash equivalents at end of year.............  $    36,379     $    40,910     $  17,683
                                                       ===========     ===========     =========
Supplemental disclosure of cash flow information:
     Cash paid for interest..........................  $   184,698     $   242,252     $      --
                                                       ===========     ===========     =========

                See accompanying notes to financial statements.

                              NORTH'S RESTAURANTS
                   (A DIVISION OF NORTH'S RESTAURANTS, INC.)

                         NOTES TO FINANCIAL STATEMENTS
                          JUNE 30, 1995, 1996 AND 1997

(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Basis of Presentation

     The financial statements present the financial position and operations of North's Restaurants (the Division), a division of North's Restaurants, Inc.
(NRI). The Division consists of seven of NRI's twenty buffet style restaurants located in California, Idaho, Oregon, Utah and Washington. The Division has no separate legal status or existence.

     As of June 30, 1995 the Division operated six restaurants and operated seven restaurants at June 30, 1996 and 1997.

     The Division's corporate administrative and financing functions, including accounting, data processing and other corporate services, were combined with the administrative and financing functions of NRI. The cost of these administrative and financing functions was allocated to the Division in proportion to the revenues of the Division in relation to the total revenues of NRI. Management believes this allocation method is reasonable; however, such allocated costs may not necessarily be indicative of the cost of obtaining such services if the Division operated on a stand-alone basis. Included in general and administrative expenses is approximately $787,000, $974,000 and $966,000 in fiscal years 1995, 1996 and 1997, respectively, of allocated administrative costs. Interest expense represents the allocated financing costs.

     (b) Fiscal Year

     The accompanying financial statements cover the fifty-two/fifty-three-week periods ended July 3, 1995, July 1, 1996 and June 30, 1997. For clarity of presentation, all periods are presented as if the period ended on the last day of the month-end.

     (c) Cash and Cash Equivalents

     Cash and cash equivalents include amounts on hand at restaurant locations.

     (d) Inventories

     Inventories consist of food and beverages and are stated at the lower of cost or market, determined on the first-in, first-out method.

     (e) Pre-opening costs

     Certain costs associated with hiring, training, and other direct costs as incurred in connection with opening new restaurants are capitalized and amortized over the first year of the restaurants' operations. Accumulated amortization at June 30, 1996 and 1997, was approximately $42,000 and $-0-, respectively.

     (f) Property and Equipment

     Property and equipment are recorded at cost. Depreciation and amortization are being accounted for primarily on the straight-line method over the estimated useful lives of the assets for financial reporting purposes. Leasehold improvements are amortized over the shorter of the estimated useful life of the asset or the term of the related lease. Depreciation begins on construction in progress at the time the related asset is placed in service.

     Maintenance and repairs, including replacement of minor items, are expensed as incurred.

                              NORTH'S RESTAURANTS
                   (A DIVISION OF NORTH'S RESTAURANTS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          JUNE 30, 1995, 1996 AND 1997

     (g) Advertising Costs

     Advertising costs are expensed when incurred. Advertising expense, included in general and administrative expenses, was approximately $186,000, $169,000 and $194,000 for the years ended June 30, 1995, 1996 and 1997, respectively.

     (h) Income Taxes

     The Division, or any restaurant individually contained therein, presented in the accompanying financial statements is not a separate legal or taxable entity. The taxable income or loss from the Division is included in the federal and state tax returns of NRI. Income tax expense is calculated on a separate basis as if the Division were a stand alone entity. Any current or deferred assets and liabilities have been recorded through net divisional equity.

     (i) Use of Estimates

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     (j) Financial Instruments

     The carrying amounts of cash equivalents, trade accounts receivable, and accounts payable approximate fair value because of the short-term nature of these instruments. The fair value of long-term debt was estimated by discounting the future cash flows using market interest rates and does not differ significantly from the carrying value reflected in the accompanying balance sheets.

     Fair value estimates are made at a specific point in time, based on relevant market information about the financial instrument. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore, cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

     (k) Impairment of Long-Lived Assets

     In March 1995, Statement of Financial Accounting Standards (SFAS) No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", was issued. SFAS No. 121 requires that long-lived assets and certain identifiable intangibles to be held and used or disposed of by an entity be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. During the year ended June 30, 1997, the Division adopted this statement and determined that no impairment loss need be recognized for property and equipment.

                              NORTH'S RESTAURANTS
                   (A DIVISION OF NORTH'S RESTAURANTS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          JUNE 30, 1995, 1996 AND 1997

(2) PROPERTY AND EQUIPMENT

                                                                     JUNE 30,
                                                            ---------------------------
                                                               1996             1997
                                                            ----------       ----------
        Equipment.........................................  $3,526,944       $3,519,614
        Leasehold improvements............................   2,529,255        2,547,429
                                                            ----------       ----------
                                                             6,056,199        6,067,043
        Less accumulated depreciation.....................   1,338,477        1,765,860
                                                            ----------       ----------
                                                             4,717,722        4,301,183
        Construction in progress..........................       9,488           64,687
                                                            ----------       ----------
                                                            $4,727,210        4,365,870
                                                            ==========       ==========

(3) LONG-TERM DEBT

     NRI and the Division are jointly and severally liable for the outstanding balance of certain debt of NRI. As such, the Division has reported the outstanding balance for this debt in its financial statements, as a liability and reduction of the Division's equity. NRI debt for which the Division is jointly and severally liable, net of debt issuance costs, is comprised of the following:

                                                                     JUNE 30,
                                                            ---------------------------
                                                               1996            1997
                                                            -----------     -----------
        Note payable, interest due monthly at 2% over the
          bank's prime rate, collateralized by all
          tangible and intangible, real and personal
          property and stock of NRI, guaranteed
          unconditionally by two shareholders of NRI,
          principal payable on October 15, 1997. NRI is in
          violation of certain financial covenants as of
          June 30, 1997...................................  $ 2,913,757     $ 2,913,757
        Note payable, interest due monthly at 2% over the
          bank's prime rate, collateralized by all
          tangible and intangible, real and personal
          property and stock of NRI, guaranteed
          unconditionally by two shareholders of NRI,
          principal payable on October 15, 1997. NRI is in
          violation of certain financial covenants as of
          June 30, 1997...................................    5,030,264       4,950,264
        Note payable to Pacific Mezzanine Fund, interest
          due quarterly at 13%, collateralized by all
          tangible and intangible, real and personal
          property and stock of NRI, principal payable on
          October 15, 1997. NRI is in violation of certain
          financial covenants as of June 30, 1997.........    3,403,813       3,552,212
        Subordinated debentures, interest due quarterly at
          10%.............................................    1,400,000       1,400,000
        Accrued interest..................................      298,550       1,143,897
        Debt issuance costs...............................     (601,000)       (243,572)
                                                            -----------     -----------
                  Total long-term debt....................   12,445,384      13,716,558
        Less current portion..............................    3,892,082      12,416,558
                                                            -----------     -----------
                  Total long-term debt, less current
                    portion...............................  $ 8,553,302     $ 1,300,000
                                                            ===========     ===========

                              NORTH'S RESTAURANTS
                   (A DIVISION OF NORTH'S RESTAURANTS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          JUNE 30, 1995, 1996 AND 1997

(4) INCOME TAXES

     The (provision) benefit for income taxes consists of the following for the year ended June 30:

                                                          1995        1996       1997
                                                        --------    --------    -------
        Current:
          Federal...................................... $ 21,834    $     --    $    --
          State........................................       --          --         --
                                                        --------    --------    -------
                  Total current........................   21,834          --         --
                                                        --------    --------    -------
        Deferred:
          Federal......................................  (43,090)    108,259     50,018
          State........................................   (2,757)     20,299      9,378
                                                        --------    --------    -------
                  Total deferred.......................  (45,847)    128,558     59,396
                                                        --------    --------    -------
                  Total................................ $(24,013)   $128,558    $59,396
                                                        ========    ========    =======

     The (provision) benefit for income taxes vary from the amounts computed by applying the federal statutory rate to income before pro forma taxes as follows for the year ended June 30:

                                                          1995        1996        1997
                                                          -----       -----       -----
        Federal income tax (provision) benefit computed
          at statutory rates............................. (34.0)%      34.0%       34.0%
        State taxes, net of federal benefit..............  (4.0)        4.0         4.0
        Increase in valuation allowance..................    --          --       (27.9)
        Other............................................   (.5)        (.5)        (.5)
                                                          -----       -----       -----
        Effective tax rate............................... (38.5)%      37.5%        9.6%
                                                          =====       =====       =====

     The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities are as follows:

                                                                      JUNE 30,
                                                               -----------------------
                                                                 1996          1997
                                                               ---------     ---------
        Deferred tax assets:
          Net operating loss carryforwards.................... $ 214,596     $ 520,622
                                                               ---------     ---------
             Total gross deferred tax assets..................   214,596       520,622
          Valuation allowance.................................        --       171,580
                                                               ---------     ---------
             Total deferred tax assets........................   214,596       349,042
                                                               ---------     ---------
        Deferred tax liabilities:
          Property and equipment, principally due to
             differences in depreciation......................  (273,992)     (349,042)
                                                               ---------     ---------
             Total gross deferred tax liabilities.............  (273,992)     (349,042)
                                                               ---------     ---------
             Net deferred tax liability....................... $ (59,396)    $      --
                                                               =========     =========

     At June 30, 1997, the Division has net operating carryforwards, to be utilized by NRI, for federal and state purposes of approximately $1,360,000 and $1,428,000, respectively, which are available to offset future taxable income, through 2011.

                              NORTH'S RESTAURANTS
                   (A DIVISION OF NORTH'S RESTAURANTS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          JUNE 30, 1995, 1996 AND 1997

(5) COMMITMENTS AND CONTINGENCIES

     The Division leases restaurant facilities and equipment under several operating leases, expiring through 2010. Most leases contain renewal options. Minimum rentals under operating leases are as follows:

            Year ending June 30:
                 1998..............................................    $  568,988
                 1999..............................................       562,858
                 2000..............................................       567,971
                 2001..............................................       579,032
                 2002..............................................       550,609
                 Thereafter........................................     2,739,671
                                                                       ----------
                                                                       $5,569,129
                                                                       ==========

     Each restaurant facility lease contains a percentage rent clause which requires additional rent based on a percentage of gross sales in excess of specified amounts. Total rent expense for all operating leases is comprised of the following for the year ended June 30:

                                                   1995         1996         1997
                                                 --------     --------     --------
            Minimum rent.......................  $326,732     $512,485     $514,204
            Contingent rent....................    98,253       81,466       79,268
                                                 --------     --------     --------
                                                 $424,985     $593,951     $593,472
                                                 ========     ========     ========

     NRI's corporate office facility is leased from a partnership in which NRI shareholders are partners. Rent paid to the partnership amounted to approximately $100,500, $108,000 and $106,800 for the years 1995, 1996 and 1997, respectively. Said amounts are included in the general and administrative expense allocated to the Division.

     The Division is subject to various legal proceedings and certain unresolved claims pending of NRI. The ultimate liability, if any, for the aggregate amounts claimed against NRI cannot be determined at this time. Management of NRI and the Division, based on consultation with legal counsel, is of the opinion that there are no matters pending or threatened which are expected to have a material adverse effect on the Division's financial condition or results of operations.

(6) PROFIT-SHARING PLAN

     NRI had a 401(k) profit-sharing plan (the Plan) which covered substantially all of its employees. NRI's annual contribution to the Plan was fixed by a resolution of its Board of Directors. No contributions were made to the Plan for the years 1995 or 1996. The Plan was terminated as of December 29, 1995. Upon termination, all participants became 100% vested. Net plan assets were distributed to participants, according to Plan provisions.

                              NORTH'S RESTAURANTS
                   (A DIVISION OF NORTH'S RESTAURANTS, INC.)

                   NOTES TO FINANCIAL STATEMENTS (CONTINUED)
                          JUNE 30, 1995, 1996 AND 1997

(7) SELECTED FINANCIAL INFORMATION (UNAUDITED)

     The following statements of operations are provided for informational purposes and are unaudited:

                                                  TWELVE MONTHS          TWENTY-EIGHT WEEKS ENDED
                                                      ENDED           ------------------------------
                                                DECEMBER 31, 1996     JULY 1, 1996     JUNE 30, 1997
                                                -----------------     ------------     -------------
    Total revenues............................     $10,830,045         $ 5,986,355      $ 5,616,657
                                                   -----------         -----------      -----------
    Costs and expenses:
      Food costs..............................       4,013,395           2,196,355        2,149,852
      Labor costs.............................       3,289,756           1,839,275        1,699,028
      Occupancy and other expenses............       1,885,141           1,012,928        1,005,968
      General and administrative expenses.....         970,170             577,076          621,040
      Depreciation and amortization...........         634,965             353,258          264,821
                                                   -----------         -----------      -----------
              Total costs and expenses........      10,793,427           5,978,892        5,740,709
                                                   -----------         -----------      -----------
         Income (loss) from operations........          36,618               7,463         (124,052)
    Interest expense..........................        (554,299)            281,101          318,709
                                                   -----------         -----------      -----------
         Loss before income tax benefit.......        (517,681)           (273,638)        (442,761)
    Income tax benefit........................         174,000             102,614           42,505
                                                   -----------         -----------      -----------
         Net loss.............................     $  (343,681)        $  (171,024)     $  (400,256)
                                                   ===========         ===========      ===========

(8) SUBSEQUENT EVENT

     On July 24, 1997, NRI signed a definitive agreement to sell certain assets and liabilities of the Division to CKE Restaurants, Inc. for $4,500,000, subject to adjustment. The transaction is subject to normal closing conditions and events.